SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2003

GEORGIA-CAROLINA BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-22891	58-2326075

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2805 Wrightsboro Road, Augusta, Georgia	30909

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 736-2100

(Former name or address, if changed since last report)

Item 12. Results of Operation and Financial Condition

     Georgia-Carolina Bancshares, Inc. (the “Company”) reported its unaudited results of operations for the three and nine months ended September 30, 2003 and its unaudited financial condition as of September 30, 2003 in a press release dated October 23, 2003, attached hereto as Exhibit 99.1.

     The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

October 24, 2003	/s/ Patrick G. Blanchard Patrick G. Blanchard President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release of Registrant Regarding Financial Results for the Quarter Ended September 30, 2003 (October 23, 2003).